Exhibit 1.1

                                 CONFORMED COPY







                          AES CHINA GENERATING CO. LTD.





                                  $180,000,000

                             10 1/8% NOTES DUE 2006








                             UNDERWRITING AGREEMENT








                                December 12, 1996

                                                               December 12, 1996




Morgan Stanley & Co.
 Incorporated
Donaldson, Lufkin & Jenrette
 Securities Corporation
c/o Morgan Stanley & Co.
  Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

         AES China Generating Co. Ltd., a corporation established under the laws of Bermuda (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $180,000,000 principal amount of its 101/8% Notes Due 2006 (the "Notes") to be issued pursuant to the provisions of an Indenture (the "Indenture") to be dated as of the Closing Date (as defined herein) between the Company and Bankers Trust Company, as trustee (the "Trustee"). As security for the payment and performance by the Company of all of its obligations under the Indenture and the Notes, the Company will assign all amounts on deposit in the Collateral Accounts (as defined in the Indenture) at any time as collateral to Bankers Trust Company, as collateral agent (the "Collateral Agent"), for the benefit of the Trustee on behalf of the Noteholders upon the terms and conditions set forth in a Security Agreement to be dated as of the Closing Date (the "Security Agreement") among the Company, the Trustee and the Collateral Agent.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Commission File No. 333-5798) on Form S-3, including a prospectus, relating to the Notes. The registration statement on Form S-3 as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Notes is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement") increasing the size of the offering, then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The "Bermuda Prospectus" means the Registration Statement, or where applicable a copy thereof, signed by each director of the Company or such director's duly authorized attorney-in-fact, together with the required attachments thereto, or any supplement or amendment thereto, filed with the Registrar of Companies in Bermuda (the "Registrar of Companies") as required by The Companies Act 1981, as amended, of Bermuda (the "Companies Act") and the rules and regulations promulgated thereunder (the "Companies Act Rules").


         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:


          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of any such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1.(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (c) The Company has been duly incorporated and is validly existing and in good standing (meaning that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make the Company liable to be struck off the Register of Companies of Bermuda and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Project Companies (as defined below), taken as a whole.

          (d) Jiaozuo Power Partners, L.P. ("Jiaozuo L.P.") has been duly organized and is validly existing as a limited partnership in good standing under the laws of its organization and each of AES Yangchun Power Co. Ltd., AES Chigen Co. (L) Ltd., AES Anhui Power Company Ltd., AES Tien Fu Power Co. Ltd., AES Tien Fu Power Co. (L) Ltd., Jiaozuo (G.P.) Corp., AES China Power Holding Co. (L) Ltd. and AES China Holding Co. (L) Ltd. (collectively, together with Jiaozuo L.P., the "AES Group Companies" and each an "AES Group Company") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each of the AES Group Companies has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Project Companies, taken as a whole.

          (e) Each of Hunan Xiangci-AES Hydro Power Company Ltd., Yangchun Fuyang Diesel Engine Power Co. Ltd., Wuxi-AES-CAREC Gas Turbine Power Company Ltd., Wuxi-AES-Zhonghang Power Co. Ltd., Sichuan Fuling Aixi Power Company Ltd., Jiaozuo Wan Fang Power Company Ltd., Wuhu Shaoda Electric Power Development Company Ltd., Chengdu-AES-Kaihua Gas Turbine Power Co. Ltd., Anhui Liyuan AES Power Company Ltd. and Hefei Zhongli Energy Company Ltd. (collectively the "Joint Venture Companies" and each a "Joint Venture Company" and, together with the AES Group Companies, the "Project Companies") has been duly organized under the laws of the People's Republic of China (the "PRC") as a joint venture enterprise with the status of a Chinese legal person, is validly existing under the laws of the PRC, has the corporate power and authority to own its property (including land use rights) and to conduct its business as described in the Prospectus, and is in good standing and duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as otherwise disclosed in the Prospectus.

          (f) The Company has an authorized capitalization as set forth in the Prospectus, and, except as set forth in the Prospectus, all of the issued shares in the share capital of the Company have been duly and validly authorized and issued and are fully paid. All of the issued shares in the share capital (or partnership interests in the case of Jiaozuo L.P.) of each AES Group Company have been duly and validly authorized and issued, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, restrictions on transfer, equities or claims.

          (g) An AES Group Company or the Company is the owner of the respective percentage of registered capital of each of the Joint Venture Companies as set forth in the Prospectus, in each case free and clear of all liens, encumbrances, equities, claims, restriction on transfer (other than as required under PRC law or pursuant to the provisions of the Joint Venture Documents (as defined below) of any such Joint Venture Company), voting trust or other defect of title whatsoever, in all material respects; and the ownership of such registered capital is valid and lawful under all applicable laws, rules, regulations or guidelines of any local or other court or public, governmental or regulatory agency or body in all material respects.

          (h) The contracted registered capital of each of the Joint Venture Companies has been subscribed in full by the respective joint venture partners of each such Joint Venture Company and all government approvals relating to the subscription thereof have been issued and are in full force and effect (except any such delayed subscription permitted pursuant to the applicable Joint Venture Documents) such that the ownership of registered capital of each such Joint Venture Company is as described in the Registration Statement in all material respects.

          (i) This Agreement has been duly authorized, executed and delivered by the Company.

          (j) The Security Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) by equitable principles of general applicability.

          (k) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) by equitable principles of general applicability.

          (l) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) by equitable principles of general applicability.

          (m) The execution and delivery by the Company, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Security Agreement and the Notes (i) will not contravene any provision of applicable law or the memorandum of association or bye-laws of the Company or any agreement or other instrument binding upon the Company or any of the Project Companies that is material to the Company and the Project Companies, taken as a whole, or any regulation, judgment, order or decree of any governmental body, agency or any court having jurisdiction over the Company or any Project Company or, (ii) except as contemplated by the Security Agreement, result in the creation or imposition of any claim, lien, mortgage, security interest or other encumbrance on any property or assets of the Company or any of the Project Companies. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Security Agreement or the Notes, except the following items: (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, (ii) such as have been duly obtained in accordance with Bermuda law and are in full force and effect and (iii) such consents, approvals, authorizations, orders or qualifications, the absence of which would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Underwriting Agreement.

          (n) The execution and delivery of, and performance by each Joint Venture Company and, to the best of the Company's knowledge, by each of the other parties thereto of its obligations under the Project Documents (as defined below) to which it is party do not contravene, in any material respect, any provision of applicable law or any regulation or any judgment, order or decree of any governmental body or agency or any court having jurisdiction over any such party. Each of the Project Documents constitutes a valid and binding agreement of the appropriate Joint Venture Company and, to the best of the Company's knowledge, of each of the other parties thereto, is in full force and effect, and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity. "Project Documents" for each Joint Venture Company and the power generation facility under construction or owned by such Joint Venture Company (each a "Project") means all material documents relating to property ownership and operation of such Joint Venture Company, including but not limited to, the construction and equipment procurement contracts, the power purchase agreement (together with the tariff calculation and adjustment method), the dispatch and interconnection agreement, the fuel supply agreements (if applicable), the operation and maintenance agreement (if applicable) and the land use rights grant or lease agreement. Schedule II hereto contains an accurate and complete list of all Project Documents relating to each of the Joint Venture Companies.

          (o) The execution and delivery of and performance by the Company, each AES Group Company and, to the best of the Company's knowledge, by each of the other parties thereto of its obligations under the Joint Venture Documents (as defined below) to which it is a party do not contravene, in any material respect, any provision of applicable law or any regulation or any judgment, order or decree of any governmental body or agency or any court having jurisdiction over any such party. Each of the Joint Venture Documents to which it is a party constitutes a valid and binding agreement of the Company and the appropriate AES Group Company and, to the best of the Company's knowledge, of the other parties thereto, is in full force and effect and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and to general principles of equity. "Joint Venture Documents" in connection with each Joint Venture Company means all material agreements relating to the establishment of the Joint Venture Company, material agreements between such Joint Venture Company and the joint venture partners thereof and material agreements among the joint venture partners of such Joint Venture Company, including but not limited to the joint venture contract, articles of association, any profit sharing agreement not otherwise contained in the joint venture contract and any financing agreements entered into by each such Joint Venture Company. Schedule III hereto contains an accurate and complete list of all the Joint Venture Documents relating to each of the Joint Venture Companies.

          (p) No consent, approval, authorization, permit, certificate or order of or from, or filing, declaration or qualification with or to, any governmental body, self-regulatory organization, court, tribunal, agency or official in or of the PRC was or is required for (i) the establishment of each of the Joint Venture Companies (taking into account the anticipated total investment in such Joint Venture Company), (ii) the ownership by the Company or an AES Group Company, as the case may be, of the respective percentage of registered capital of each of the Joint Venture Companies as set forth in the Prospectus, (iii) the performance by the Company, the applicable AES Group Company, the applicable Joint Venture Company and, to the best of the Company's knowledge, each other party thereto of its obligations under the Joint Venture Documents to which it is a party, (iv) the conduct by each of the Joint Venture Companies of its business and ownership of its properties (including the establishment and ownership of the relevant Project) as described in the Prospectus and as contemplated under the Project Documents relating thereto, (v) the application of the tariff calculation and adjustment method contained in the relevant power purchase contract to the electricity tariff payable to the relevant Joint Venture Company and (vi) the performance by each party of its obligations under the Project Documents to which it is a party, including, but not limited to, payment of, and adjustments to, the relevant tariff by the relevant power purchaser of each Project as contemplated under the Project Documents relating thereto (except, in the case of adjustments, any approvals from the relevant pricing tariff bureau), except in each case (A) such as have been obtained or made and are in full force and effect, and have been listed in Schedule IV hereof, (B) those the absence of which, individually or in the aggregate, would not have a material adverse effect on the Company and the Project Companies, taken as a whole and (C) such others, to the extent disclosed in the Prospectus. No such consent, approval, authorization, permit, certificate or order, filing, declaration or qualification that has been made or obtained contains any restriction on the ability of any of the Joint Venture Companies to own, use or lease its properties or to conduct its business or the Company's ability to satisfy its payment obligations under the Notes, except such restrictions as are disclosed in the Prospectus, and none of the Company or, to the knowledge of the Company after due inquiry, any of the Project Companies has received any notice of proceedings relating to the revocation or modification of any such consent, approval, authorization, permit, certificate or order, filing, declaration or qualification that has been made or obtained.

          (q) Each Joint Venture Company has full power and authority to effect dividend payments and remittances thereof and payments of interest and principal on loans or advances by the Company or an AES Group Company (collectively "Payments") outside the PRC in United States dollars. Each Joint Venture Company has obtained all approvals currently required in the PRC for it to be able to pay, and, subject to the acquisition of the necessary foreign exchange, each such Joint Venture Company is currently entitled to remit outside the PRC and pay, in United States Dollars, all Payments payable to the Company or any of the AES Group Companies.

          (r) All Payments by any Joint Venture Company to the Company or any AES Group Company are currently free and clear of any PRC tax, duty, withholding or deduction, except withholding tax payable on payments of interest with respect to any loans to such Joint Venture Company.

          (s) All payments under the Notes, the Indenture and this Agreement are free and clear of any tax, duty, withholding or deduction and without necessity of obtaining any license, consent or approval, governmental or otherwise, of any nature whatsoever.

          (t) All dividend payments or other distributions by any AES Group Company to the Company are free and clear of any tax, duty, withholding or deduction and without necessity of obtaining any license, consent or approval of such jurisdiction, governmental or otherwise, of any nature whatsoever.

          (u) No taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Underwriters, the Company or any of the Project Companies to Bermuda or the United States or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance of the Notes in connection with the offering and sale of the Notes; (ii) the sale of the Notes to the Underwriters in the manner contemplated herein; or (iii) the resale and delivery of Notes by the Underwriters in the manner contemplated in the Prospectus.

          (v) None of the Joint Venture Companies is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (i) any provision of PRC law or the Joint Venture Documents of such Joint Venture Company, (ii) any other agreement or instrument by which such Joint Venture Company is bound or to which any of the property or assets of such Joint Venture Company is subject or (iii) any approval, judgment, order, decree or regulation of any governmental body or agency or of any court having jurisdiction over such Joint Venture Company, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the Company and the Project Companies, taken as a whole.

          (w) Each of the Joint Venture Companies has paid all PRC taxes which it is required to have paid, except (A) for taxes the payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books and (B) where the failure to pay any such taxes would not, individually or in the aggregate, have a material adverse effect on the Company and its Project Companies, taken as a whole.

          (x) Each of the Joint Venture Companies owns, or has been granted all necessary rights to use, for the approved duration of such Joint Venture Company, all of the material properties and assets owned or used by it or transferred, assigned or otherwise conveyed to it in connection with its formation or thereafter. Such properties and assets are free and clear of all claims, liens, security interests or other encumbrances, other than liens permitted under the Indenture, which would materially affect its ability to perform under the Project Documents to which it is a party or which would materially affect the Company's ability to satisfy its payment obligations under the Notes. Each of the Joint Venture Companies has obtained all land-use rights which are necessary in connection with the construction, ownership and operation of the respective Project, for the approved duration of such Joint Venture Company, and the conduct of their respective businesses as described in the Registration Statement, free and clear of all encumbrances and defects (other than such encumbrances or defects which do not interfere with the use made and proposed to be made of such land-use rights), and all such land-use rights are valid, binding and enforceable in accordance with their respective terms, in all material respects. All real property, buildings and equipment held under lease, if any, by each of the Joint Venture Companies are held by each of them under leases that are valid, binding and enforceable, in all material respects.

          (y) No proceeding or other action for the winding up or dissolution or for the withdrawal, revocation or cancellation of the business license of any of the Joint Venture Companies has been commenced or threatened. No notice of appointment of a receiver of any of the Joint Venture Companies or any of its assets has been issued and no declaration or order of insolvency has been or is threatened to be made.

          (z) No material labor dispute with the employees of the Company or any of the Joint Venture Companies exists or, to the knowledge of the Company, is imminent.

          (aa) The Company has disclosed to the Underwriters copies of (x) all minutes and agenda of the board of directors, board of commissioners or similar bodies of the Company and the Project Companies and (y) all existing minutes and agenda of the management meetings of the Company and the Project Companies.

          (bb) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Project Companies, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (cc) There are no legal or governmental proceedings pending or threatened to which the Company or any of the Project Companies is a party or to which any of the properties of the Company or any of the Project Companies is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (dd) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (ee) The Bermuda Prospectus will comply at the time of filing with the Registrar of Companies in all material respects with the applicable provisions of the Companies Act, the Companies Act Rules and any other applicable statutes, rules and regulations of Bermuda or any governmental authority therein.

          (ff) The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (gg) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations of the Company and its subsidiaries for the periods specified. Said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis. The supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein.

          (hh) Each of the Joint Ventures has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary to permit preparation by the Company of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorization and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ii) The Company is not (i) subject to regulation as a "holding company" or a "subsidiary company" of a holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935 ("PUHCA"), (ii) subject to regulation under the Federal Power Act or (iii) subject to regulation by any law of any state of the United States with respect to rates or the financial or organizational regulation of electric utilities.

          (jj) The Company and the Project Companies (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Project Companies, taken as a whole.

          (kk) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Joint Venture Companies, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and the Project Companies, taken as a whole.

          (ll) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (mm) The Company has been designated as a non-resident of Bermuda for exchange control purposes by the Bermuda Monetary Authority, whose permission for issue and sale of the Notes as contemplated by this Agreement has been obtained and is in full force and effect.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Notes set forth in Schedule I hereto opposite its name at 97.404% of their principal amount (the "Purchase Price") plus accrued interest, if any, from December 19, 1996 to the date of payment and delivery.

         3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Notes are to be offered to the public initially at 99.904% of their principal amount (the "Public Offering Price") plus accrued interest, if any, from December 19, 1996 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of .250% of their principal amount under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of .125% of their principal amount, to any Underwriter or to certain other dealers.

         4. PAYMENT AND DELIVERY. Payment for the Notes shall be made by certified or official bank check or checks payable to the order of the Company in New York in immediately available funds (or, if agreed between the Company and the Underwriters, by wire transfer in immediately available funds to an account designated by the Company) in the amount of the Purchase Price less US$275,000 reimbursement of certain of the Underwriters' expenses reimbursable pursuant to Section 6.(g) hereof at the office of Davis Polk & Wardwell at 10:00 A.M., New York time, on December 19, 1996, or at such other time on the same or such other date, not later than December 24, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for the Notes shall be made against delivery to Trustee, as custodian for the Depositary Trust Company for the respective accounts of the several Underwriters of the one or more Global Notes (as defined in the Indenture) registered in the name of Cede & Co. with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid.

         5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Notes by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Project Companies, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto. With respect to paragraph (13) of Exhibit A, Skadden, Arps, Slate, Meagher & Flom LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          (d) The Underwriters shall have received on the Closing Date an opinion of Commerce & Finance Law Office, special PRC counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto.

          (e) The Underwriters shall have received on the Closing Date an opinion of Conyers, Dill & Pearman, Bermuda counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit C hereto.

          (f) The Underwriters shall have received on the Closing Date an opinion of Conyers, Dill & Pearman, British Virgin Islands counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit D hereto.

          (g) The Underwriters shall have received on the Closing Date an opinion of Conyers, Dill & Pearman, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit E hereto.

          (h) The Underwriters shall have received on the Closing Date an opinion of Raja, Darryl & Loh, Labuan counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit F hereto.

          (i) The Underwriters shall have received on the Closing Date an opinion of Haiwen & Partners, PRC counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Exhibit B.

          (j) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in paragraphs (2), (3), (4),
     (10) (but only as to the statements in the Prospectus under "Prospectus Summary - The Offering," "Description of the Notes" and "Underwriters"),
     (12) and (13) of Exhibit A. With respect to paragraph 13 of Exhibit A, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          (k) The Underwriters shall have received on the Closing Date an officer's certificate of the Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters.

          (l) The Underwriters shall have received on the Closing Date an officer's certificate of the Collateral Agent, dated the Closing Date, in form and substance satisfactory to the Underwriters.

          (m) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (n) On or prior to the Closing Date, the Authorized Agent referred to in Section 13 shall have accepted its appointment by the Company as authorized agent pursuant to Section 13, and the Representatives shall have received an executed copy of each such acceptance in form and substance satisfactory to them.

          (o) The Depository Trust Company shall have approved the forms of the Global Notes.

          (p) The Company shall have paid all fees and expenses payable to the Underwriters pursuant to Section 6(g) hereof.

          (q) The Underwriters shall have received on the Closing Date a secretary's certificate of the Company in form and substance satisfactory to the Underwriters.

          (r) The opinions of Skadden, Arps, Slate, Meagher & Flom LLP; Conyers, Dill & Pearman (Bermuda); Commerce & Finance Law Office; Conyers, Dill & Pearman (British Virgin Islands); Conyers, Dill & Pearman (Cayman Islands) and Raja, Darryl & Loh referred to in paragraphs (c), (d), (e), (f), (g) and (h) above, respectively, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:


          (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and three signed copies of the Bermuda Prospectus (including the required attachments thereto and all amendments thereof) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, unless counsel advises the Company in writing, with a copy thereof being furnished to you no less than 24 hours in advance of such proposed filing or use, that such amendment or supplement is required as a matter of law or pursuant to an order of a regulatory authority or the requirement of a stock exchange.

          (c) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the holders of the Notes and to you as soon as practicable an earning statement of the Company covering the twelve-month period ending February 28, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Morgan Stanley & Co. Incorporated.

          (g) To pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of counsel to the Company; (iv) all fees and expenses of the Trustee and its counsel and of the Collateral Agent and its counsel; (v) the qualification of the Notes under state securities or Blue Sky laws in accordance with the provisions of Section 6.(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda; (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vii) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda; (viii) any fees charged by rating agencies for the rating of the Notes; (ix) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the offering of the Notes; (x) any expenses incurred by the Company in connection with a "road show" presentation to potential investors; (xi) any tax, imposts or duties described in paragraph (u) of Section 1 hereof; and
     (xii) certain fees and disbursements of counsel for the Underwriters.

          (h) For so long as the Company remains a Bermuda corporation, it will use its best efforts to ensure that the Company is, and remains, an "exempted company" pursuant to the Companies Act.

         7. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) above and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or
     (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company and of its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

         8. TERMINATION. This Agreement shall be subject to termination by notice given by Morgan Stanley & Co. Incorporated on behalf of the Underwriters to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. or The Stock Exchange of Hong Kong Limited, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Hong Kong or Shanghai shall have been declared by the relevant banking authorities, (iv) there shall have occurred a change or development involving a prospective change in the existing financial, political, economic or regulatory conditions in Bermuda, the PRC or Hong Kong, (including, without limitation, a change in exchange controls, currency exchange rates or taxation) which change or development makes it, in the sole judgment of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, impractical or inadvisable to market the Notes, or the United States, Bermuda, or the PRC imposes new exchange controls, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any major calamity or crisis that, in the judgment of Morgan Stanley & Co., Incorporated on behalf of the Underwriters, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event, singly or together with any other such event, makes it, in the judgment of Morgan Stanley & Co., Incorporated, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

         9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. SUBMISSION TO JURISDICTION; AUTHORIZED AGENT. The Company (a) agrees that any legal suit, action or proceeding brought by any Underwriter arising out of or relating to this Agreement, the Indenture, the Notes or the transactions contemplated hereby or thereby may be instituted in any federal or state court in the Borough of Manhattan, the City of New York, (b) irrevocably waives, to the fullest extent it may effectively do so, any objection (x) which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any federal or state court in the Borough of Manhattan, the City of New York or (y) that any such suit, action or proceeding has been brought in an inconvenient forum, and (c) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

         The Company irrevocably designates and appoints The Prentice-Hall Corporation System, Inc. as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court in the Borough of Manhattan, the City of New York, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

         11. JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures an Underwriter could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Company in respect of any sum due from the Company to any Underwriter, or of any Underwriter in respect of any sum due from such Underwriter to the Company shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter, or the Company, as the case may be, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter, or the Company, as the case may be, may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriter, or the Company, as the case may be, hereunder, the Company and such Underwriter agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter, or the Company, as the case may be, against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter, or the Company, as the case may be, hereunder, such Underwriter, or the Company, as the case may be, agrees to pay to the Company or such Underwriter, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter, or the Company, as the case may be, hereunder.

         12. WAIVER OF IMMUNITY. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this paragraph shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

         13. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         15. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                    Very truly yours,


                                    AES CHINA GENERATING CO. LTD.

                                By: /s/ Paul T. Hanrahan
                                    -------------------------
                                        Paul T. Hanrahan
                                        President and Chief Executive Officer



  Accepted as of the date hereof
  Morgan Stanley & Co. Incorporated
  Donaldson, Lufkin & Jenrette
    Securities Corporation

  Acting severally on behalf
    of themselves and the
    several Underwriters named
    herein.

    By:  Morgan Stanley & Co.
                Incorporated

    By:  /s/ Elizabeth R. Chandler
        ----------------------------
             Elizabeth R. Chandler
             Principal

                                   SCHEDULE I



                                                             PRINCIPAL AMOUNT
                                                             OF NOTES
UNDERWRITER..............................................    TO BE PURCHASED
-----------                                                  ----------------

   Morgan Stanley & Co. Incorporated.....................    149,400,000
   Donaldson, Lufkin & Jenrette
     Securities Corporation..............................     30,600,000

                                            Total........    180,000,000
                                                             ===========

                                   SCHEDULE II

                 [Project Documents (By Joint Venture Company)]

                                  SCHEDULE III

              [Joint Venture Documents (By Joint Venture Company)]

                                   SCHEDULE IV

              [Consents, Approvals etc. (By Joint Venture Company)]

                                    Exhibit A

                [Opinion of Skadden, Arps, Slate, Meagher & Flom]

     (1) Such counsel has been advised by the Commission that the Registration Statement has become effective; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (2) The Indenture has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (3) When duly executed and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Underwriting agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (4) The Security Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (5) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Notes, the Security Agreement and the Underwriting Agreement, each in accordance with its terms do not (i) constitute a breach or violation of a default under any of the agreements and instruments set forth on Exhibit A hereto ("Applicable Contracts"), (ii) contravene any Applicable Law or (iii) contravene any applicable judgment, order or decree set forth on Exhibit C hereto ("Applicable Orders"). "Applicable Laws" means those laws, rules and regulations of the State of New York and of the United States of America which in our experience, are normally applicable to transactions of the type contemplated by the Indenture, the Notes, the Security Agreement and the Underwriting Agreement and are not the subject of a specific opinion herein referring expressly to a particular law or laws

     (6) No consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental agency or body is required to be obtained or made by the Company for the performance by the Company of the transactions contemplated by the Indenture, the Notes, the Security Agreement or the Underwriting Agreement, except for (i) such consents, approval, authorizations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Notes or (ii) the registration of the Notes under the Securities Act

     (7) The Company is not and, immediately after giving effect to the offering of the Notes and assuming the proceeds thereof have been applied as described in the Prospectus, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

     (8) The Company is not (i) subject to regulation as a "holding company" or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935, (ii) subject to regulation under the Federal power Act or (iii) subject to regulation under the laws of the State of New York with respect to rates or the financial or organizational regulation of electric utilities.

     (9) Under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to the Indenture, the Notes, the Security Agreement and the Underwriting Agreement (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States Federal court located in Borough of Manhattan in The City of New York, in any action, suit or proceeding brought by any Underwriter arising out of our relating to the Indenture, the Notes, the Security Agreement, the Underwriting Agreement or the transactions contemplated thereby, (ii) validly waived any objection to the laying of venue of a proceeding in any such court and (iii) validly appointed The Prentice-Hall Corporation System, Inc. as its authorized agent for service of process; service of process effected on such agent in the manner set forth in Section 11.11 of the Indenture, Section 8.11 of the Security Agreement and Section 10 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company.

     (10) The statements set forth in the Prospectus under the captions "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Notes, and "The Amalgamation -- Certain Effects of the Amalgamation" have been reviewed by such counsel and fairly summarize the matters purported to the described therein in all material respects. Although the summary set forth in the section of the Prospectus entitled "Taxation - United States Taxation" does not purport to discuss all possible United States Federal income tax considerations related to the acquisition, holding, or disposition of the Notes by a "United States holder" (as defined therein), such discussion constitutes, in all material respects, a fair and accurate summary of the United States Federal income tax considerations that are likely to be material to an original purchaser of the Notes who is a United States holder.

     (11) Each document heretofore filed pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied as to form when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

     (12) The Registration Statement and Prospectus (except for financial statements and schedules included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (13) Such counsel (i) has no reason to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) has no reason to believe that the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel need not express any opinion or belief with respect to (A) any information included in or omitted from the sections of the Registration Statement entitled "Appendix A - The People's Republic of China" and "Appendix B - Glossary of Power Industry Terms," (B) the financial statements and other financial or statistical data included in or excluded from the Registration Statement or the Prospectus, (C) exhibits to the Registration Statement and (D) that part of the Registration Statement that constitutes the Form T-1 filed with respect to the Indenture.

     (14) The "transfer" (within the meaning of Section 8-313 of the UCC) of securities collateral consisting of U.S. government book-entry securities, Depository Trust Company securities and certificated securities to the Collateral Agent (as defined in the Security Agreement), together with the Security Agreement will create a valid and perfected security interest in such securities collateral to secure the Secured Obligations (as defined in the Security Agreement).

     (15) The Security Agreement is effective to create a valid security interest in that portion of the Collateral (as defined in Security Agreement) consisting of Instruments to secure the Secured Obligations. The security interest of the Collateral Agent in such instruments will be perfected upon delivery of such Instruments to the Collateral Agent in the State of New York.

     (16) After due inquiry of responsible officers of the Company, such counsel does not know of (i) any legal or governmental proceedings pending or threatened to which the Company or any of the Project Companies is a party or to which any of the properties of the Company or any of the Project Companies is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or
          (ii) any statutes or regulations of the State of New York or the United States or any contracts or other documents governed by the laws of the State of New York or the Federal laws of the United States that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                                    Exhibit B

                   [Opinion of Commerce & Finance Law Office]

     (1) Each of the Joint Venture Companies has been duly organized under the laws of the PRC as a joint venture enterprise with the status of a Chinese legal person, is validly existing under the laws of the PRC, has the corporate power and authority to own its property (including land use rights) and to conduct its business as described in the Prospectus and its Joint Venture Documents and business license, and is in good standing and duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except as otherwise disclosed in the Prospectus.

     (2) None of the Joint Venture Companies is in violation of its business license, Joint Venture Documents or other constituent documents.

     (3) An AES Group Company or the Company is the owner of the respective percentage of registered capital of each of the Joint Venture Companies as set forth in the Prospectus, in each case free and clear of all liens, encumbrances, equities, claims, restriction on transfer (other than as required under applicable PRC law or pursuant to the provisions of the Joint Venture Documents of any such Joint Venture Company), voting trust or other defect of title whatsoever; the ownership of such registered capital is valid and lawful, in all material respects, under all applicable PRC laws, rules, regulations or guidelines of any local or other court or public, governmental or regulatory agency or body.

     (4) The contracted registered capital of each of the Joint Venture Companies has been subscribed in full by the respective joint venture partners of each such Joint Venture Company and all government approvals relating to the subscription thereof have been issued and are in full force and effect except any such delayed subscription permitted pursuant to the applicable Joint Venture Documents such that the ownership of registered capital of each Joint Venture Company is as described in the Registration Statement in all material respects.

     (5) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, the Security Agreement and the Notes (i) will not contravene any provision of PRC law or any agreement or other instrument binding upon any of the Joint Venture Companies that is material to the Company and the Project Companies, taken as a whole, or any regulation, judgment, order or decree of any governmental body, agency or any court having jurisdiction over any Joint Venture Company or (ii) except as contemplated by the Security Agreement, result in the creation or imposition of any claim, lien, mortgage, security interest or other encumbrance on any property or assets of any Joint Venture Company.

     (6) Each of the Project Documents constitutes a valid and binding agreement of the appropriate Joint Venture Company, is in full force and effect, and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

     (7) To the best of such counsel's knowledge after due inquiry, each of the Project Documents constitutes a valid and binding agreement of each of the parties thereto other than the Joint Venture Companies, is in full force and effect and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

     (8) The performance of each AES Group Company or the Company, as the case may be, of its obligations under the applicable Joint Venture Documents does not and will not contravene, in any material respect,
          (i) any provision of PRC law or any regulation or (ii) any approval, judgment, order, decree or regulation of any governmental body or agency or any court having jurisdiction over such AES Group Company or any of the properties or assets of such AES Group Company.

     (9) The performance of each Joint Venture Company of its obligations under the applicable Project Documents does not and will not contravene, in any material respect, (i) any provision of PRC law or any regulation or (ii) any approval, judgment, order, decree or regulation of any governmental body or agency or any court having jurisdiction over such Joint Venture Company or any of the properties or assets of such Joint Venture Company.

     (10) To the best of such counsel's knowledge after due inquiry, each of the Joint Venture Documents constitutes, in all material respects, a valid and binding agreement of each of the parties thereto other than the AES Group Companies, is in full force and effect and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

     (11) No consent, approval, authorization, permit, certificate or order of or from, or filing, declaration or qualification with or to, any governmental body, self-regulatory organization, court, tribunal, agency or official was or is required for (i) the establishment of each Joint Venture Company (taking into account the anticipated total investment in such Joint Venture Company, (ii) the ownership by the Company or an AES Group Company, as the case may be, of the respective percentage of registered capital of each of the Joint Venture Companies as set forth in the Prospectus,
          (iii) the performance by the Company, the applicable AES Group Company, the applicable Joint Venture Company, and to the best of such counsel's knowledge, each other party thereto of its obligations under the Joint Venture Documents, (iv) the conduct by each Joint Venture Company of its business and ownership of its properties (including the establishment and ownership of the relevant Project) as described in the Prospectus and as contemplated under the Project Documents, (v) the application of the tariff calculation and adjustment method contained in the relevant power purchase contract to the electricity tariff payable to the relevant Joint Venture Company, (vi) the performance by each party of its obligations under the Project Documents to which it is a party, including, but not limited to, payment of, and adjustments to, the relevant tariff by the relevant power purchaser of each Project as contemplated under the Project Documents, and (vii) the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Security Agreement or the Notes, except such as have been obtained or made and are in full force and effect and have been listed in Schedule IV of this Agreement; no such consent, approval, authorization, permit, certificate or order, filing, declaration or qualification that has been made or obtained contains any restriction on the ability of the Joint Venture Companies to own, use or lease its properties, to conduct its business or to satisfy its obligations and enjoy rights and benefits contemplated under the Joint Venture Documents and Project Documents or the Company's ability to satisfy its payment obligations under the Notes, except such restrictions as are disclosed in the Prospectus.

     (12) Each Joint Venture Company has full power and authority to effect dividend payments and remittances thereof and payments of interest and principal on loans or advances by the Company or an AES Group Company (collectively, "Payments") outside the PRC in Unites States dollars. Each Joint Venture Company has obtained all approvals currently required in the PRC for it to be able to pay, and, subject to the acquisition of the necessary foreign exchange, each such Joint Venture Company is currently entitled to remit outside the PRC and pay, in United States Dollars, all Payments payable to the Company or any AES Group Company.

     (13) All Payments by any Joint Venture Company to the Company or any AES Group Company are currently free and clear of any PRC tax, duty, withholding or deduction, except withholding tax payable on payments of interest with respect to any loans to such Joint Venture Company.

     (14) None of the Joint Venture Companies is, or with the giving of notice or lapse of time or both would be, in violation of or in default under
          (i) any provision of PRC law, the Project Documents relating to such Joint Venture Company or the Joint Venture Documents of such Joint Venture Company, (ii) any other agreement or instrument by which such Joint Venture Company is bound or to which any of the property or assets of such Joint Venture Company is subject or (iii) any approval, judgment, order, decree or regulation of any governmental body or agency or of any court having jurisdiction over such Joint Venture Company, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the Company and the Project Companies, taken as a whole.

     (15) Each of the Joint Venture Companies has paid all PRC taxes which it is required to have paid, except (i) for taxes payment of which is being contested in good faith by appropriate proceedings and for which reserves deemed by it to be adequate have been set aside on its books and (ii) where the failure to pay any such taxes would not, individually or in the aggregate, have a material adverse effect on the Company and its Project Companies, taken as a whole.

     (16) Each of the Joint Venture Companies owns or has been granted all necessary rights to use, for the approved duration of such Joint Venture Company, all of the material properties and assets owned or used by it or transferred, assigned or otherwise conveyed to it in connection with its formation or thereafter. Such properties and assets are free and clear of all claims, liens, security interests or other encumbrances, other than Liens permitted under the Indenture, which would materially affect its ability to perform under the Project Documents to which it is a party or which would materially affect the Company's ability to satisfy its payment obligations under the Notes. Each of the Joint Venture Companies has obtained all land-use rights which are necessary in connection with the construction, ownership and operation of the respective Project, for the approved duration of such Joint Venture Company, and the conduct of their respective businesses as described in the Registration Statement, free and clear of all encumbrances and defects (other than such encumbrances or defects which do not interfere with the use made and proposed to be made of such land-use rights), and all such land-use rights are valid, binding and enforceable in accordance with their respective terms, in all material respects. All real property, buildings and equipment held under lease if any, by each of the Joint Venture Companies are held by each of them under leases that are valid, binding and enforceable, in all material respects.

     (17) Each of the Joint Venture Companies (i) is in compliance with all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses and approvals required, if any, under applicable Environmental Laws to conduct is business, including to construct, own and operate the Projects, as described in the Prospectus and (iii) is in compliance with all terms and conditions of such permits, licenses and approvals, except where any noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on such Joint Venture Company or on the Company's ability to satisfy its payment obligations under the Notes; and none of the Joint Venture Companies has received any notice of proceedings relating to the revocation or modification of any of such permits, licenses or approvals.

     (18) To the best of such counsel's knowledge after due inquiry, none of the Joint Venture Companies nor other person has taken any action nor have any other steps been taken or legal proceedings been started or threatened against any of the Joint Venture Companies for its winding up or dissolution, or for the withdrawal, revocation or cancellation of the business license of any of the Joint Venture Companies; and no notice of appointment of a receiver of any of the Joint Venture Companies or any of its assets has been issued and no declaration or order of insolvency has been or is threatened to be made.

     (19) There are no legal or governmental proceedings pending (i) to which any of the Project Companies is a party or to which any such Project Company's properties or assets is subject, or (ii) which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on any of the Project Companies or the Projects or the validity or enforceability of the Underwriting Agreement, the Indenture, the Security Agreement or the Notes or the Project Documents and, to the best of such counsel's knowledge, after due inquiry, no such proceedings are threatened.

     (20) The statements in the Prospectus under the captions "Enforceability of Civil Liabilities;" "Risk Factors -- Risks Pertaining to the PRC -- Developing Legal System," "-- Risks Related to the Company's Business -- Regulation and Restrictions; Tariffs," "-- Government Approval Process," "-- Environmental Matters," "The PRC Electric Power Industry -- Organization of the PRC's Electric Power Industry" and "-- Electric Power Law;" "Business -- Joint Venture Companies," "-- Government Approvals," "-- Environmental Regulation," "-- Description of the Current Projects" and "-- Description of the Potential Projects;" and "Appendix A --

          The People's Republic of China -- Environmental Protection," "-- Foreign Exchange Controls and Exchange Rate Information" and "-- Legal System," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and, fairly summarize the matters referred to therein.

                                    Exhibit C

                 [Opinion of Conyers, Dill & Pearman (Bermuda)]

     (1) The Bermuda Prospectus is in compliance with the requirements of the Companies Act 1981 and, together with the required attachments, has been filed with the Registrar of Companies in Bermuda pursuant to the Companies Act 1981. whenever any of the particulars in the Prospectus ceases in a material respect to be accurate, supplementary particulars must also be issued and filed with the Registrar of Companies in Bermuda.

     (2) The Company is duly incorporated and validly existing and in compliance (meaning that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make the Company liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda.

     (3) The Company has the necessary corporate power and authority to enter into and perform its obligations under the Registration Statement, the Prospectus, the Underwriting Agreement, the Indenture, the Notes and the Security Agreement (the "Documents"). The execution and delivery of the Documents by the Company and the performance of its obligations thereunder will not violate the memorandum of association or by-laws of the Company, nor any applicable law or regulation of Bermuda.

     (4)  The Company has the corporate capacity and power:

          (a)  to generate, sell, supply, transmit and trade in electricity;

          (b) to directly or indirectly and either solely or jointly with others, to construct, develop, acquire, own, hold, dispose of, sell or otherwise deal with interests in, manage, operate and maintain, and advise, consult with and provide services to others in connection with, electrical power generation facilities of all kinds and related facilities, including fuel source and supply, fuel transmission and electricity transmission facilities; and

          (c) to borrow or raise or secure the payment of money in such manner as the Company may think fit;

          (d) as set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.

     (5) The Company has an authorized capitalization as set forth in the Prospectus.

     (6) The Company has taken all corporate action required to authorize its execution, delivery and performance of the Documents. The Documents have been duly executed by or on behalf of the Company, and constitute the valid and binding obligations of the Company, enforceable in accordance with the terms thereof.

     (7) The Notes to be sold pursuant to the Registration Statement and the Prospectus have been duly authorized and, when executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms thereof.

     (8) No order, consent, approval, license, authorization or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of the Documents except such as have been duly obtained in accordance with Bermuda law and are in full force and effect.

     (9) The Company has been designated as a non-resident of Bermuda for exchange control purposes by the Bermuda Monetary Authority, whose permission for issue and transfer of the Notes to persons regarded as non-residents of Bermuda for exchange control purposes as contemplated by the Underwriting Agreement has been obtained and is in full force and effect, and;

          (a) "Foreign Currency" Accounts (all currencies other than Bermuda dollars) with banks in or outside Bermuda may be opened and maintained without reference to the Bermuda Monetary Authority.

          (b) "External Bermuda Dollar" Accounts with banks in Bermuda may be opened and maintained provided that balances therein are limited to those necessary to meet day-to-day local expenses.

          (c) "Resident Bermuda Dollar" Accounts may not be opened in the name of the Company.

     (10) It is not necessary to ensure the enforceability in Bermuda of the Underwriting Agreement, the Indenture, the Security Agreement and the Notes (the "Agreements") that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to ensure the priority in Bermuda of any charge created by the Agreements that such charge be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration such charge will have priority in Bermuda over any unregistered charge and over any subsequently registered charge in respect of the assets which are the subject of such charge.

     (11) The obligations of the Company under the Indenture and the Notes will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company other than indebtedness which is preferred by virtue of any provision of the laws of Bermuda of general application.

     (12) The Company is not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in Bermuda or elsewhere, to enforce or to collect upon the Documents (including, without limitation, immunity from service of process, immunity from jurisdiction of any court or tribunal or immunity of any of its property from attachment in aid of execution upon a judgment in respect of itself or its property).

     (13) There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company or the Underwriters under the Documents. The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in connection with the execution, delivery, filing, registration or performance of the Agreements.

     (15) The choice of the New York law to govern the Agreements is a valid choice of law and the submission therein by the Company to the non-exclusive jurisdiction of the federal or state courts in the Borough of Manhattan, The City of New York (the "Foreign Courts") is valid and binding upon the Company.

     (16) The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the parties to the Documents based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

     (17) Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [ am/pm] on [ ], there are no judgments against, nor legal or governmental proceedings, pending in Bermuda to which the Company is subject.

     (18) The Agreements may be enforced against the Company, in the courts of Bermuda and any court having appellate jurisdiction therefrom without any express submission to any such jurisdiction, and, if action were taken in respect of any of the Agreements before such courts, such courts would recognize and give effect to the provisions therein whereby they are to be governed by and construed in accordance with New York law.

     (19) The statements (i) in the Prospectus under the captions "Enforceability of Civil Liabilities," "The Amalgamation," "Taxation - Bermuda Taxation" and "Certain Foreign Issuer Considerations" and (ii) in the Registration Statement in Item 15 of the Prospectus, in each case insofar as such statements constitute summaries of Bermuda legal matters, documents or proceedings therein, fairly represent the information called for with respect to such Bermuda legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                                    Exhibit D

          [Opinion of Conyers, Dill & Pearman (British Virgin Islands)]

     (1) Each of AES Yangchun Power Co. Ltd., AES Tien Fu Power Co. Ltd. and AES Anhui Power Company Ltd. (collectively, the "AES Group Companies" and each an "AES Group Company") has been duly incorporated and is validly existing as a corporation in good standing under the laws the British Virgin Islands, and each of the AES Group Companies has the power and authority (corporate and other) to own its property and to conduct its business as described in the Prospectus.

     (2) All of the issued shares in the share capital of each AES Group Company have been duly and validly authorized and issued, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, restrictions on transfer, equities or claims.

     (3) The execution and delivery of and performance by each AES Group Company of its obligations under the Joint Venture Documents to which it is a party do not contravene its memorandum and by-laws or any provision of applicable law or any regulation, judgment, order or decree of any governmental body or agency or any court having jurisdiction over any such AES Group Company.

     (4) All dividend payments and remittances thereof and other distributions by each AES Group Company to the Company are free and clear of any tax, duty, withholding or deduction.

                                    Exhibit E

              [Opinion of Conyers, Dill & Pearman (Cayman Islands)]

     (1) Jiaozuo Power Partners, L.P. ("Jiaozuo L.P.") has been duly organized and is validly existing as a limited partnership in good standing under the laws of its organization and Jiaozuo (G.P.) Corp. (collectively, together with Jiaozuo L.P., the "AES Group Companies" and each an "AES Group Company") has been duly incorporated and is validly existing as a corporation in good standing under the laws the Cayman Islands, and each of the AES Group Companies has the power and authority (corporate and other) to own its property and to conduct its business as described in the Prospectus.

     (2) All of the issued shares in the share capital (or partnership interests in the case of Jiaozuo L.P.) of each AES Group Company have been duly and validly authorized and issued, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, restrictions on transfer, equities or claims.

     (3) The execution and delivery of and performance by each AES Group Company of its obligations under the Joint Venture Documents to which it is a party do not contravene its memorandum and by-laws or any provision of applicable law or any regulation, judgment, order or decree of any governmental body or agency or any court having jurisdiction over any such AES Group Company.

     (4) All dividend payments and remittances thereof and other distributions by each AES Group Company to the Company are free and clear of any tax, duty, withholding or deduction.

                                    Exhibit F

                         [Opinion of Raja, Darryl & Loh]

     (1) Each of AES Chigen Co. (L) Ltd., AES Tien Fu Power Co (L) Ltd., AES China Power Holding Co. (L) Ltd., and AES China Holding Co. (L) Ltd. (collectively, the "AES Group Companies" and each an "AES Group Company") has been duly incorporated and is validly existing as a corporation in good standing under the laws of Labuan, and each of the AES Group Companies has the power and authority (corporate and other) to own its property and to conduct its business as described in the Prospectus.

     (2) All of the issued shares in the share capital of each AES Group Company have been duly and validly authorized and issued, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, restrictions on transfer, equities or claims.

     (3) The execution and delivery of and performance by each AES Group Company of its obligations under the Joint Venture Documents to which it is a party do not contravene its memorandum and by-laws or any provision of applicable law or any regulation, judgment, order or decree of any governmental body or agency or any court having jurisdiction over any such AES Group Company.

     (4) All dividend payments and remittances thereof and other distributions by each AES Group Company to the Company are free and clear of any tax, duty, withholding or deduction.

                                      F-1